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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


P. H. Glatfelter Company


We consent to the incorporation by reference in this Registration Statement of
P. H. Glatfelter Company on Form S-8 of our report dated February 24, 1997 on the consolidated financial statements of P. H. Glatfelter Company and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
September 2, 1997